UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2024, IntelGenx Technologies Corp. (the "Company") and its subsidiary IntelGenx Corp. ("IGX" and, together with the Company, the "IGX Entities") obtained an approval and vesting order (the "Approval and Vesting Order") from the Superior Court of Québec (Commercial Division) (the "Court") issued in connection with the previously announced proceedings instituted pursuant to the Companies' Creditors Arrangement Act (the "CCAA").

The Approval and Vesting Order approved the previously announced transactions (collectively, the "Transaction") contemplated in the sale proposal from atai Life Sciences AG ("atai"), as well as the implementation of a reorganization of the IGX Entities that involves: (a) the incorporation of two new entities ("ResidualCo" and "New ParentCo") to ultimately hold certain excluded liabilities of IGX and certain excluded assets, and (b) the exchange of the shares of IGX, on a one-for-one basis, for common shares of New ParentCo. atai is a strategic partner and insider of the Company as a result of its beneficial ownership of, or control or discretion over, directly or indirectly, greater than 10% of the outstanding common shares of the Company.

Pursuant to the Transaction, which closed on October 2, 2024, atai acquired all of the issued and outstanding shares of IGX. The Transaction was structured as a credit bid, whereby atai agreed that its senior secured debt in the Company was discharged in exchange for IGX shares. No atai equity or cash was exchanged in connection with this Transaction.

Based on the terms of the Transaction and the consideration received by New ParentCo, holders of the Company's shares will not receive any payments for, or distributions on, their shares in connection with the CCAA proceedings. It is also expected that the Company, ResidualCo and New ParentCo, entities that will hold the remaining assets and liabilities that atai chose not to purchase as part of the Transaction, will file for bankruptcy in the coming weeks under the laws of their respective jurisdictions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2024, Dwight Gorham, Chief Executive Officer of the Company, Andre Godin, Chief Financial Officer of the Company, and Ingrid Zerbe, Corporate Secretary of the Company, resigned from their respective positions.

On October 2, 2024, Horst G. Zerbe, Dwight Gorham, Bernd J. Melchers, Mark Nawacki, and Monika Trzcinska resigned from the Board of Directors, effectively immediately (the "Resignations").  The Resignations were not due to any disagreement with the Company on any matters related to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

INTELGENX TECHNOLOGIES CORP. per Ernst & Young Inc., solely in its capacity as Court-appointed Monitor and without personal or corporate liability
Date: October 7, 2024

	By:	/s/ Martin Carriere
Name: Martin Carriere Title: Senior Vice President, Ernst & Young Inc.